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                                                       EXHIBIT 11
                                                CT COMMUNICATIONS, INC.
                                                     AND SUBSIDIARIES

                                            Computation of Earnings Per Share



                                        Three Months Ended September 30             Nine Months Ended September 30
                                             2000                  1999                  2000                  1999
                                             ----                  ----                  ----                  ----

Computation of share
totals used in
computing earnings
per share:

Weighted average number
 of shares outstanding                     18,853,398            18,737,444            18,826,726            18,688,742

Basic average shares
 a-Outstanding                             18,853,398            18,737,444            18,826,726            18,688,742

Incremental shares
 arising, from out-
 standing stock
 options                                       88,634               116,994               115,308               112,196
                                          -----------          ------------          ------------           -----------

 b-Totals                                  18,942,032            18,854,438            18,942,034            18,800,938
                                         ============          ============          ============           ===========

c-Net Income                             $ 27,327,387          $  5,008,263          $ 37,484,286            18,007,958
                                         ============          ============          ============           ===========

Net Income Per Share
 Basic - c/a                             $       1.45          $       0.27          $       1.99           $      0.96
                                         ============          ============          ============           ===========

Net Income Per Share
assuming full dilution c/b               $       1.44          $       0.27          $       1.98           $      0.96
                                         ============          ============          ============           ===========
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